                                                                    EXHIBIT 10.1



================================================================================



                              ADOLPH COORS COMPANY

                              EQUITY INCENTIVE PLAN



                              AMENDED AND RESTATED,
                           EFFECTIVE FEBRUARY 14, 2002




================================================================================

                                TABLE OF CONTENTS


Section 1 - Introduction.......................................................1
         1.1      Establishment and Amendment..................................1
         1.2      Purposes.....................................................1
         1.3      Effective Date...............................................1

Section 2 - Definitions........................................................1
         2.1      Definitions..................................................1
         2.2      Gender and Number............................................3

Section 3 - Plan Administration................................................3
         3.1      General......................................................3
         3.2      Delegation by Committee......................................4
         3.3      Claims.......................................................4

Section 4 - Stock Subject to the Plan..........................................5
         4.1      Number of Shares.............................................5
         4.2      Other Shares of Stock........................................5
         4.3      Adjustments for Stock Split, Dividend, Etc...................5
         4.4      Other Distributions and Changes in the Stock.................6
         4.5      General Adjustment Rules.....................................6
         4.6      Determination by the Committee, Etc..........................6

Section 5 - [Reserved].........................................................7

Section 6 - Participation......................................................7
         6.1      In General...................................................7
         6.2      Restriction on Award Grants to Certain Individuals...........7
         6.3      General Restrictions on Awards...............................7

Section 7 - Stock Options......................................................7
         7.1      Grant of Stock Options.......................................7
         7.2      Stock Option Certificates....................................8
         7.3      Shareholder Privileges......................................12

Section 8 - Restricted Stock Awards...........................................12
         8.1      Grant of Restricted Stock Awards............................12
         8.2      Restrictions................................................12
         8.3      Privileges of a Stockholder, Transferability................13
         8.4      Enforcement of Restrictions.................................13

Section 9 - Purchase of Stock.................................................13
         9.1      General.....................................................13
         9.2      Other Terms.................................................13

Section 10 - Other Common Stock Grants........................................14

Section 11 - Company Right To Purchase Stock..................................14
         11.1     Right of First Refusal......................................14
         11.2     Marking of Certificates.....................................15

Section 12 - Change of Control................................................15
         12.1     In General..................................................15
         12.2     Limitation on Payments......................................16
         12.3     Definitions.................................................16

Section 13 - Rights of Employees; Participants................................18
         13.1     Employment..................................................18
         13.2     Nontransferability..........................................18

Section 14 - General Restrictions.............................................18
         14.1     Investment Representations..................................18
         14.2     Compliance with Securities Laws.............................19
         14.3     Changes in Accounting Rules.................................19

Section 15 - Other Employee Benefits..........................................19

Section 16 - Plan Amendment, Modification and Termination.....................19

Section 17 - Withholding......................................................20
         17.1     Withholding Requirement.....................................20
         17.2     Withholding With Stock......................................20

Section 18 - Requirements of Law..............................................20
         18.1     Requirements of Law.........................................20
         18.2     Federal Securities Law Requirements.........................20
         18.3     Governing Law...............................................20

Section 19 - Duration of the Plan.............................................20

                              ADOLPH COORS COMPANY
                              EQUITY INCENTIVE PLAN


                              AMENDED AND RESTATED,
                           EFFECTIVE FEBRUARY 14, 2002


                                   Section 1

                                  Introduction

         1.1 Establishment and Amendment. Adolph Coors Company, a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), has established the Adolph Coors Company Equity Incentive Plan (the "Plan") for certain employees of the Company. The Plan, which permits the grant of stock options and restricted stock awards to certain employees of the Company, was originally effective January 1, 1990. Pursuant to the power granted in Section 16, the Company hereby amends and restates the Plan in its entirety.

         1.2 Purposes. The purposes of the Plan are to provide the employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of such employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

         1.3 Effective Date. The original effective date of the Plan (the "Effective Date") was January 1, 1990. The Plan, as hereby amended and restated in its entirety, is effective February 14, 2002. The Plan, as amended and restated, and each option or other award granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

                                   Section 2

                                  Definitions

         2.1 Definitions. The following terms shall the meanings set forth below:

             (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Adolph Coors

Company through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board.

             (b) "Award" means an Option or a Restricted Stock Award issued hereunder, an offer to purchase Stock made hereunder, or a grant of Stock made hereunder.

             (c) "Board" means the Board of Directors of the Company.

             (d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. Members of the Committee shall be appointed from to time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

             (e) "Effective Date" means the original effective date of the Plan, January 1, 1990.

             (f) "Eligible Employees" means those employees (including, without limitation, officers and members of the Board who are also employees) of the Company or any division thereof, upon those judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (i) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or
(ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement or an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

             (g) "Fair Market Value" means the average of the high and low sales prices for a share of Stock on the New York Stock Exchange on a particular date. If there are no Stock transaction s on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. In the event that the method for determining the Fair Market Value of a share of Stock provided for above shall not be practicable, then such Fair Market Value shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in section 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

             (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

             (i) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of Section 422A of the Internal revenue Code.

             (j) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

             (k) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the plan.

             (l) "Restricted Stock Award," means an award of Stock granted to a Participant pursuant to Section 8 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

             (m) "Stock" means the no par value Class B (non-voting) Common Stock of the Company.

             (n) "Voting Stock," means the no par value Class A Common Stock of the Company.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   Section 3

                               Plan Administration

         3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options, Restricted Stock Awards and other Awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder and the time at which such Options and Restricted Stock Awards are to be granted, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions on which an offer to purchase Stock will be made, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

         3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of employees, subject to such restrictions and conditions as the Committee, in its sole discretions, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee who is covered by Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") shall not be delegated by the Committee.

         3.3 Claims.

             (a) A Participant who wishes to appeal any determination of the Committee concerning an Award granted pursuant to the Plan shall notify the Committee in a writing, which shall state the basis for the appeal. The appeal shall be filed with the Committee within 30 days after the date the Participant received the notice from the Committee. The written appeal may be filed by the Participant's authorized representative. The Committee shall review the appeal and issue it decision within 90 days after it receives the Participant's appeal. If the Committee needs additional time to review the appeal, it shall notify the Participant in writing and specify when it expects to render its decision. After completion of its review, the Committee shall notify the Participant of its decision in writing, which shall state the reasons for the Committee's decision.

             (b) If, after the completion of the procedure set forth in the preceding paragraph, the Participant wishes to further pursue the appeal, the appeal shall be submitted to, and determined through, binding arbitration in Denver, Colorado in accordance with the arbitration procedures of the American Arbitration Association ("AAA") existing at the time the arbitration is conducted, before a single arbitrator chosen in accordance with AAA procedures. The decision of the arbitrator shall be enforceable as a court judgment.

                                   Section 4

                            Stock Subject to the Plan

         4.1 Number of Shares. Ten Million Seven Hundred and Fifty Thousand (10,750,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, that are purchased under the Plan, and that are used as incentive compensation under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option and any shares that for any reason are not issued to an Eligible Employee or are forfeited shall automatically become available for use under the Plan. However, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited and any shares of Stock that are withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall be available for use under the Plan.

         4.3 Adjustments for Stock Split, Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; (ii) the shares of the Stock then included in each outstanding Award granted hereunder; and (iii) the maximum number of Shares available for grant to any one person pursuant to Section 6.3 of the Plan.

         4.4 Other Distributions and Changes in the Stock. If

             (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

             (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

             (c) there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock, or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other actions shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

         4.6 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   Section 5

                                   [Reserved]



                                   Section 6

                                  Participation

         6.1 In General. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and that is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered hereunder, the provisions of the Plan shall govern.

         6.2 Restriction on Award Grants to Certain Individuals. Notwithstanding the foregoing provisions of Section 6.1, no Awards shall be granted to any lineal descendant of Adolph Coors, Jr. without the prior written approval of counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the meaning of Section 542 of the Internal Revenue Code.

         6.3 General Restrictions on Awards. Awards covering no more than 500,000 shares of Stock may be granted to any Participant under this Plan during any calendar year.

                                   Section 7

                                  Stock Options

         7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j).

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement. A stock option certificate or agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and shall incorporate and conform to the conditions set forth in this Section 7.2, as well as such other terms and conditions, not inconsistent herewith, as the Committee may consider appropriate in each case.

             (a) Number of Shares. Each stock option certificate or agreement shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

             (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate or agreement.

             (c) Duration of Options: Restrictions on Exercise. Each stock option certificate or agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee.

             (d) Termination of Employment, Death, Disability, Etc. The Committee may specify and cause to be reflected in the Option certificate or agreement the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

                  (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d)(i), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

                  (ii) If the Option Holder retires from employment by the Company or its affiliates during the Option Period pursuant to the Company's retirement policy, or if the Option Holder becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within thirty-six months following his or her retirement or disability (provided that such exercise must occur within the

         Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

                  (iii) If the Option Holder dies during the Option Period while still employed or within the period referred to in (iv) below, or within the thirty-six-month period referred to in (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                  (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement pursuant to the Company's retirement policy, disability or the Option Holder's death, the Option may be exercised by the Option Holder (A) in the case of an Option granted on or after January 1, 2000, within one year following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter, and (B) in the case of an Option granted prior to January 1, 2000, within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

             (e)  Transferability.

                  (i) Except as specifically provided in subsection 7.2(e)(ii) below, an Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

                  (ii) The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer an Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family mans the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan.

             (f) [Reserved]

             (g) Exercise, Payments, Etc.

                  (i) Each stock option certificate or agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Option Holder's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the exercise price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option (the "Additional Shares"). Notwithstanding the foregoing, if a Participant has validly elected, in accordance with the provisions of the Adolph Coors Company Deferred Compensation Plan, or any successor plan, to defer the receipt of such Additional Shares, then such Additional Shares shall be issued and delivered to the trustee of the trust formed pursuant to the provisions of such Deferred Compensation Plan, or otherwise deferred in accordance with the provisions of such Deferred Compensation Plan, and the rights of the Participant with respect to such Additional Shares shall be determined in accordance with the provisions of the Deferred Compensation Plan.

                  (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                           (A) in cash;

                           (B) by certified or cashier's check payable to the
                  order of the Company;

                           (C) by delivery to the Company of certificates
                  representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                           (D) by delivery to the Company of a properly executed
                  notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

             (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

             (i) Notice of Sale of Stock; Withholding. Each stock option certificate or agreement shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 17.

             (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock which has been held by the Option Holder for more than six months, the Committee shall grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the Option, except as otherwise determined by the Committee in its sole discretion. Effective for Options granted on and after January 1, 1994, this subsection 7.2(j) shall be null and void.

         7.3 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, as provided in Section 4.

                                   Section 8

                             Restricted Stock Awards

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of shares of Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or disability (as defined in subsection 7.2(d)) of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such

Award to be fully nonforfeitable, and such portion of each such award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

         8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this
Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Sections 9 and 11.2.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Section 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

             (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

             (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   Section 9

                                Purchase of Stock

         9.1 General. From time to time the Company may make an offer to certain Participants, designated by the Committee in its sole discretion, to purchase Stock from the Company. The number of shares of Stock offered by the Company to each selected Participant shall be determined by the Committee in its sole discretion. The purchase price for the Stock shall be as determined by the Committee in its sole discretion and may be less than the Fair Market Value of the Stock. The Participants who accept the Company's offer shall purchase the Stock at the time designated by the Committee. The purchase shall be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

         9.2 Other Terms. The Committee may, in its sole discretion, grant Options, Restricted Stock, or any combination thereof, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Stock pursuant to Section 9.1.

                                   Section 10

                            Other Common Stock Grants

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grants, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                   Section 11

                         Company Right To Purchase Stock

         11.1 Right of First Refusal. (a) The Committee may, in its sole discretion, provide at the time of the grant of an Award and cause to be reflected in the certificate or agreement with respect to such Award that the Stock acquired pursuant to the Plan shall be subject to the Company's right of first refusal set forth in the following subsections of this Section 11.1. The Committee may also, in its sole discretion, waive the Company's rights under this Section 11 with respect to outstanding Awards and may modify outstanding Awards accordingly.

             (b) In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Stock acquired pursuant to the Plan to a third party, the Participant (or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Participant (or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as hereinafter defined. In the case of a proposed sale of any of the Stock to a third party, the Offer shall state the name of the proposed transferee and the terms and conditions of the proposed transfer. In the case of a proposed sale through or to a registered broker/dealer, the Offer shall state the name and address of the broker. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten (10) days after the receipt by the Company of the Offer. The provisions of this Section 11 shall apply to proposed sales through or to a registered broker/dealer at the prevailing market price, even if the prevailing market price should fluctuate between the date the Company receives the Offer and the date the Company elects to purchase the shares of Stock. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 11.1(e).

             (c) The Company shall exercise its right to purchase the Stock by given written notice of its exercise to the Participant (or his personal representative or estate, as the case may be). If the Company elects to purchase the Stock, payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten (10) days after the election to purchase has been exercised.

             (d) If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Participant to the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this Section 11 shall again apply to such transfer. If the Company's right of first refusal under this Section 11 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this Section 11 in the hands of the registered owner of the Stock.

             (e) The purchase price for each share of Stock purchased by the Company pursuant to this Section 11 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under subsection 11.1(a).

         11.2 Marking of Certificates. The Committee shall require that certificates representing shares of Stock acquired pursuant to this Plan that are subject to the provisions of subsections 11.1(b) through (e) bear the following legend:

               The shares of stock represented by this Certificate are subject to all the terms of the Adolph Coors Company Equity Incentive Plan, as the Plan may be amended from time to time (the "Plan") and to the terms of a [Non-Qualified Stock Option Agreement] [Restricted Stock Agreement] [Stock Purchase Agreement] between the Company and the Participant (the "Agreement"). Copies of the Plan and the Agreement are on file at the office of the Company. The Plan and the Agreement, among other things, limit the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.

                                   Section 12

                                Change of Control

         12.1 In General. In the event of a Change of Control of the Company as defined in Section 12.3, then, subject to the provisions of Section 12.2, (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; and (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse. The Committee shall, in the event of a Change of Control of the Company, either (x) make appropriate provision for the adoption and continuation of the Plan and the outstanding Options by the acquiring or successor corporation and for the protection of outstanding

Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or other reorganized corporation that will be issuable with respect to the Stock, provided that the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not less than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (y) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days (not less than ninety (90)) of the date of such notice or they will be terminated.

         12.2 Limitation on Payments. If the provisions of Section 12 would result in the receipt by any Participant of a payment within the meaning of
Section 280G of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Section 4999 of the Internal Revenue Code, then either (a) the amount of such payment shall be reduced in the manner determined by the Committee to the extent required, in the opinion of such independent tax counsel, to prevent the imposition of such excise tax; or (b) the amount of such payment shall not be reduced, depending upon whichever approach results in the greatest net after-tax benefit to the Participant, as determined by such independent tax counsel.

         12.3 Definitions. (a) For purposes of the Plan, a "Change of Control" shall occur if:

                  (i) a Person or Persons become(s) the direct or indirect Beneficial Owner of more than 20% of the total voting power of the Voting Stock of the Company at a time when the Existing Shareholder does not hold more than 50% of the voting power of the Voting Stock of the Company, provided that any such acquisition of beneficial ownership of Voting Stock by any of the following Persons shall not by itself constitute a Change of Control hereunder: (i) the Company or one of its wholly-owned subsidiaries or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its wholly-owned subsidiaries;

                  (ii) the Company consummates a merger, reorganization, recapitalization, joint venture, consolidation, share exchange, business combination or similar form of corporate transaction involving the Company (each, a "Business Combination") unless, immediately following such Business Combination, more than 50% of the voting power of the then outstanding Voting Stock of the Person resulting from consummation of such Business Combination (including, without limitation, any parent or ultimate parent corporation of such Person that as a result of such transaction owns directly or indirectly the Company and all or substantially all of the Company's assets) is held by the Existing Shareholder.

                  (iii) individuals who constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to February 14, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or

                  (iv) the shareholders of the Company approve a dissolution or liquidation involving all or substantially all of the Company's assets, or the Company consummates the sale of all or substantially all of the Company's assets to a Person, unless more than 50% of the voting power of the Voting Stock of such Person is held directly or indirectly by the Existing Shareholder.

                  (b) For purposes of this Section 12.3, the following definitions are applicable:

                      (i) "Beneficial Owner and Beneficially Own" mean beneficial ownership as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to beneficially own all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                      (ii) "Company Common Stock" means the Company's Class B Common Stock and any other common stock (whether voting or non-voting) that may be hereafter issued.

                      (iii) "Existing Shareholder" shall mean the Adolph Coors, Jr. Trust and any successor trust thereto the primary beneficiaries of which are descendants of Adolph Coors, Sr.

                      (iv) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act).

                       (v) "Voting Stock" means any and all shares, interests, participants, rights in or other equivalents of capital stock and warrants or options exchangeable for or convertible into such capital stock which ordinarily have the power to vote for the election of directors, managers or other voting members of the governing body (the "Governing Board") of a Person.

                                   Section 13

                        Rights of Employees; Participants

         13.1 Employment. Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option or Restricted Stock Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         13.2 Nontransferability. Except as provided otherwise by the Committee at the time of grant or thereafter, no right or interest of any Participant in an Option or a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options and Restricted Stock Awards shall, to the extent provided in Sections 7, 8 and 9, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs and legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   Section 14

                              General Restrictions

         14.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or Stock is granted, or to whom Stock is sold, as a condition of exercising such Option or receiving such Restricted Stock Award or Stock, or purchasing such Stock, to give assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option, Restricted Stock Award, Stock grant, or purchase of Stock, for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

         14.2 Compliance with Securities Laws. Each Option and Restricted Stock Award, and Stock grant or purchase shall be subject to the requirement that, if any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, Stock grant or purchase upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option Restricted Stock Award, or Stock grant or purchase may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         14.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options or Restricted Stock Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options and outstanding Restricted Stock Awards as to which the applicable employment or other restrictions have not been satisfied.

                                   Section 15

                             Other Employee Benefits

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting in any Restricted Stock Award, or the purchase or grant of Stock, shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   Section 16

                  Plan Amendment, Modification and Termination

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards or Stock theretofore granted or purchased under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards or Stock.

                                   Section 17

                                   Withholding

         17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant or purchase of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. The withholding obligation with respect to the grant of Restricted Stock shall be satisfied by the Company's withholding from the shares otherwise issuable to the Participant shares of Stock having a value equal to the amount required to be withheld. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.

                                   Section 18

                               Requirements of Law

         18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2 Federal Securities Law Requirements. If a Participant is an executive officer or director of the Company within the meaning of Section 16, the Committee may require that Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of
Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award.

         18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   Section 19

                              Duration of the Plan

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option or Restricted Stock Award, or Stock shall be granted or purchased after such termination. Options and Restricted Stock Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.


Dated:
      -------------------


                                             ADOLPH COORS COMPANY
ATTEST:


                                             By:
-----------------------------------             --------------------------------




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